EXHIBIT 99.1

BJ’s Restaurants, Inc. Reports Fiscal 2020 Second Quarter Results and Provides Business Update

HUNTINGTON BEACH, Calif., July 23, 2020 (GLOBE NEWSWIRE) -- BJ’s Restaurants, Inc. (NASDAQ: BJRI) today reported financial results for its 2020 second quarter ended June 30, 2020 and provided a business update given the continued impact of the COVID-19 pandemic.

Second Quarter 2020 Highlights Compared to Second Quarter 2019

  Total revenues decreased 57.5% to $128.0 million
  Total restaurant operating weeks increased approximately 1.3%
  Comparable restaurant sales declined 57.2%
  Net loss of $29.0 million compared to net income of $14.2 million
    Second quarter 2020 was impacted by a pretax impairment charge of $9.7 million for three restaurants, and a pretax charge of $1.2 million to reserve for beer spoilage due to the sudden decrease in draft beer sales caused by the pandemic.
  Diluted net loss per share of $1.38 compared to diluted net income per share of $0.68
    Second quarter 2020 was impacted by a $0.35 per share impairment charge for three restaurants, and a $0.05 per share charge to reserve for beer spoilage due to the sudden decrease in draft beer sales caused by the pandemic.

“The character and talent of our restaurant teams continue to amaze me as our team members remain flexible and committed to building sales and taking care of our guests throughout this unprecedented time,” commented Greg Trojan, BJ’s Chief Executive Officer. “Since the COVID-19 outbreak began in March, we have taken active measures to ensure the safety of our guests and team members. Beginning in late March and in April, we closed our dining rooms and transitioned to a take-out and delivery only operating model. During that period, we expanded our average weekly off-premise sales per restaurant to more than $30,000 a week by late April, a threefold increase from pre-COVID levels. Throughout May and June, we reopened the majority of our dining rooms with capacity limitations for social distancing. By late June, our weekly sales average per restaurant improved to approximately $75,000, and we generated restaurant level cash flow margin percentages in the mid-teens range. Though below historical levels, these sales volumes and margins demonstrate the strength of the BJ’s brand and operating model, including our ability to drive efficiencies in our restaurants.”

Beginning the first week in July, certain counties throughout California and elsewhere ordered rollbacks of their dine-in re-opening plans. As a result, approximately 70% of our restaurant dining rooms are open today, in a limited capacity, compared to 95% in late June. “The entrepreneurial spirit of our restaurant operators was on full display as teams acted swiftly to create welcoming and comfortable outdoor seating areas around the perimeter of our restaurants as well as under large and lighted tents in our parking lots. These efforts have allowed us to continue to serve our guests in locations where indoor dining is not currently permitted and to expand our seating where dine-in capacity is limited. As a result, our restaurants are currently maintaining approximately 60% of historical business volumes compared to June when our restaurants recaptured more than 70% of historical business volumes,” added Trojan.

Trojan further noted, “We have recalled approximately 10,000 of our team members as we welcomed our guests back to our dining rooms and patios. We look forward to welcoming more team members back as we are solidly positioned to recapture our historical sales, margins and cash flow as the nation overcomes the pandemic and our restaurants return to more normal operations.”

The Company expects to open one more restaurant, in Orange Village, Ohio during the fourth quarter of this year. “While we have canceled or delayed all but one of our remaining new restaurant openings for fiscal 2020 due to the effects of the COVID-19 pandemic, we remain confident in the long-term opportunity to expand the BJ’s concept to at least 425 restaurants nationally. Our balanced approach between new restaurant growth and overall quality and hospitality, coupled with the strength of our balance sheet, positions us to resume our restaurant expansion program at the appropriate time,” concluded Trojan.

Investor Conference Call and Webcast
BJ’s Restaurants, Inc. will conduct a conference call on its second quarter 2020 earnings release on Thursday, July 23, 2020, at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). Senior management will discuss the financial results and host a question and answer session. In addition, a live audio webcast of the call will be accessible to the public on the “Investors” page of the Company’s website located at http://www.bjsrestaurants.com, and a recording of the webcast will be archived on the site for 30 days following the live event. Please allow 15 minutes to register and download and install any necessary software.

About BJ’s Restaurants, Inc.
BJ’s Restaurants, Inc. (“BJ’s”) is a national brand with brewhouse roots and a menu where craft matters. BJ’s broad menu with over 140 offerings has something for everyone: slow-roasted entrees, like prime rib, BJ’s EnLIGHTened Entrees® including Cherry Chipotle Glazed Salmon, signature deep dish pizza and the often imitated, but never replicated world-famous Pizookie® dessert. BJ’s has been a pioneer in the craft brewing world since 1996, and takes pride in serving BJ’s award-winning proprietary handcrafted beers, brewed at its brewing operations in five states and by independent third party craft brewers. The BJ’s experience offers high-quality ingredients, bold flavors, moderate prices, sincere service and a cool, contemporary atmosphere. Founded in 1978, BJ’s owns and operates 209 casual dining restaurants in 29 states: Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Florida, Indiana, Kansas, Kentucky, Louisiana, Maryland, Massachusetts, Michigan, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Oregon, Pennsylvania, Rhode Island, South Carolina, Tennessee, Texas, Virginia and Washington. All restaurants offer dine-in, take-out, delivery and large party catering. Due to the COVID-19 pandemic, one of our restaurants remains temporarily closed, and dine-in service is currently limited or not available and menu offerings and hours are limited in our remaining 208 restaurants. For more BJ’s information, visit http://www.bjsrestaurants.com.

Forward-Looking Statements Disclaimer
Certain statements in the preceding paragraphs and all other statements that are not purely historical constitute “forward-looking” statements for purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. Such statements include, but are not limited to, those regarding expected comparable restaurant sales and margins, total potential domestic capacity, the success of various sales-building and productivity initiatives, future guest traffic trends, on and off-premise sales trends, the percentage of restaurants open and the timing of the re-opening of our restaurants for on premise dining, construction cost savings initiatives and the number and timing of new restaurants expected to be opened in future periods. These “forward-looking” statements involve known and unknown risks, uncertainties and other factors which may cause actual results to be materially different from those projected or anticipated. Factors that might cause such differences include, but are not limited to: (i) the effect of the COVID-19 pandemic on our restaurant sales and operations, labor and staffing, customer traffic, our supply chain and the ability of our suppliers to continue to timely deliver food and other supplies necessary for the operation of our restaurants, the ability to manage costs and reduce expenditures and the availability of additional financing, (ii) our ability to manage new restaurant openings, (iii) construction delays, (iv) labor shortages, (v) increases in minimum wage and other employment related costs, including compliance with the Patient Protection and Affordable Care Act and minimum salary requirements for exempt team members, (vi) the effect of credit and equity market disruptions on our ability to finance our continued expansion on acceptable terms, (vii) food quality and health concerns and the effect of negative publicity about us, our restaurants, other restaurants, or others across the food supply chain, due to food borne illness or other reasons, whether or not accurate, (viii) factors that impact California, Texas and Florida, where a substantial number of our restaurants are located, (ix) restaurant and brewery industry competition, (x) impact of certain brewing business considerations, including without limitation, dependence upon suppliers, third party contractors and distributors, and related hazards, (xi) consumer spending trends in general for casual dining occasions, (xii) potential uninsured losses and liabilities due to limitations on insurance coverage, (xiii) fluctuating commodity costs and availability of food in general and certain raw materials related to the brewing of our craft beers and energy requirements, (xiv) trademark and service-mark risks, (xv) government regulations and licensing costs, (xvi) beer and liquor regulations, (xvii) loss of key personnel, (xviii) inability to secure acceptable sites, (xix) legal proceedings, (xx) other general economic and regulatory conditions and requirements, (xxi) the success of our key sales-building and related operational initiatives, (xxii) any failure of our information technology or security breaches with respect to our electronic systems and data, and (xxiii) numerous other matters discussed in the Company’s filings with the Securities and Exchange Commission, including its recent reports on Forms 10-K, as amended, 10-Q and 8-K. The “forward-looking” statements contained in this press release are based on current assumptions and expectations, and BJ’s Restaurants, Inc. undertakes no obligation to update or alter its “forward-looking” statements whether as a result of new information, future events or otherwise.

For further information, please contact Greg Levin of BJ’s Restaurants, Inc. at (714) 500-2400 or JCIR at (212) 835-8500 or at bjri@jcir.com.

BJ’s Restaurants, Inc.
Unaudited Consolidated Statements of (Loss) Income
(Dollars in thousands except for per share data)

	Second Quarter Ended				Six Months Ended
	June 30, 2020		July 2, 2019		June 30, 2020		July 2, 2019
Revenues	$128,024	100.0%	$301,090	100.0%	$382,619	100.0%	$591,644	100.0%
Restaurant operating costs (excluding depreciation and amortization):
Cost of sales	31,988	25.0	76,861	25.5	95,794	25.0	150,187	25.4
Labor and benefits	51,524	40.2	108,505	36.0	155,353	40.6	213,726	36.1
Occupancy and operating	45,848	35.8	64,493	21.4	107,112	28.0	126,084	21.3
General and administrative	14,472	11.3	15,985	5.3	26,080	6.8	32,881	5.6
Depreciation and amortization	18,353	14.3	17,839	5.9	36,698	9.6	35,481	6.0
Restaurant opening	152	0.1	610	0.2	695	0.2	1,058	0.2
Loss on disposal and impairment of assets	11,420	8.9	1,042	0.3	14,325	3.7	2,687	0.5
Total costs and expenses	173,757	135.7	285,335	94.8	436,057	114.0	562,104	95.0
(Loss) income from operations	(45,733)	(35.7)	15,755	5.2	(53,438)	(14.0)	29,540	5.0

Other (expense) income:
Interest expense, net	(1,942)	(1.5)	(1,066)	(0.4)	(3,413)	(0.9)	(2,136)	(0.4)
Other income (expense), net	1,661	1.3	141	-	(44)	-	1,238	0.2
Total other (expense) income	(281)	(0.2)	(925)	(0.3)	(3,457)	(0.9)	(898)	(0.2)
(Loss) income before income taxes	(46,014)	(35.9)	14,830	4.9	(56,895)	(14.9)	28,642	4.8

Income tax (benefit) expense	(17,064)	(13.3)	638	0.2	(23,678)	(6.2)	1,586	0.3

Net (loss) income	$(28,950)	(22.6)%	$14,192	4.7%	$(33,217)	(8.7)%	$27,056	4.6%

Net (loss) income per share:
Basic	$(1.38)		$0.69		$(1.66)		$1.30
Diluted	$(1.38)		$0.68		$(1.66)		$1.27

Weighted average number of shares outstanding:
Basic	20,951		20,692		20,026		20,874
Diluted	20,951		20,999		20,026		21,232

Percentages reflected above may not reconcile due to rounding.

BJ’s Restaurants, Inc.
Selected Consolidated Balance Sheet Information
(Dollars in thousands)

	June 30, 2020 (unaudited)	December 31, 2019
Cash and cash equivalents	$86,741	$22,394
Total assets	$1,098,870	$1,072,084
Total debt	$166,800	$143,000
Shareholders’ equity	$312,594	$290,287

BJ’s Restaurants, Inc.
Unaudited Supplemental Information
(Dollars in thousands)

	Second Quarter Ended				Six Months Ended
	June 30, 2020		July 2, 2019		June 30, 2020		July 2, 2019
Stock-based compensation (1)
Labor and benefits	$692	0.5%	$556	0.2%	$1,321	0.3%	$1,014	0.2%
General and administrative	1,547	1.2	1,739	0.6	2,462	0.6	3,365	0.6
Total stock-based compensation	$2,239	1.7%	$2,295	0.8%	$3,783	1.0%	$4,379	0.7%

Operating Data
Comparable restaurant sales % change	(57.2)%		2.0%		(36.5)%		2.0%
Restaurants opened during period	-		2		1		3
Restaurants open at period-end (2)	208		205		208		205
Restaurant operating weeks	2,684		2,651		5,393		5,277

(1)	Percentages represent percent of total revenues.
(2)	The Company owns and operates 209 restaurants, of which one is temporarily closed due to the COVID-19 pandemic.

Note Regarding Non-GAAP Financial Measures
The Company is reporting below certain non-GAAP financial results and related reconciliations to the corresponding GAAP financial measures. These non-GAAP measures are not in accordance with, or a substitute for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. These measures should only be used to evaluate the Company's results of operations in conjunction with corresponding GAAP measures.

Reconciliation of Selected GAAP Financial Measures to Non-GAAP Adjusted Financial Measures
To supplement the consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company has included the following non-GAAP adjusted financial measures in this press release or in the webcast to discuss the Company’s financial results for second quarter 2020 which may be accessed via the Company’s website at http://www.bjsrestaurants.com: (i) non-GAAP adjusted net (loss) income and (ii) non-GAAP adjusted diluted net (loss) income per share. Each of these non-GAAP adjusted financial measures is adjusted from results based on GAAP to exclude certain expenses. As a general matter, the Company uses these non-GAAP adjusted financial measures in addition to and in conjunction with results presented in accordance with GAAP to help analyze the performance of its core business. The Company believes that such non-GAAP adjusted financial information is used by analysts and others in the investment community to analyze the Company’s results and in formulating estimates of future performance and that failure to report these non-GAAP adjusted measures may result in confusion among analysts and others and a misplaced perception that the Company’s results have underperformed or exceeded expectations.

For the second quarter and six months ended June 30, 2020 and July 2, 2019, non-GAAP adjusted net (loss) income and non-GAAP adjusted diluted net (loss) income per share excludes restaurant impairment charges as well as the charge to reserve for beer spoilage.

Reconciliation of Non-GAAP Adjusted Financial Measures
(Unaudited, dollars in thousands except for per share data)

	Second Quarter Ended
	June 30, 2020		July 2, 2019
	$	%	Per Share	$	%	Per Share
Net (loss) income & diluted net (loss) income per share, as reported	$(28,950)	(22.6)%	$(1.38)	14,192	4.7%	$0.68
Impairment charge related to three restaurants (1)	9,701	7.6	0.46	-	-	-
Reserve for beer spoilage (1)	1,182	0.9	0.06	-	-	-
Tax effect – Impairment charge related to three restaurants (2)	(2,386)	(1.9)	(0.11)	-	-	-
Tax effect – Reserve for beer spoilage (2)	(291)	(0.2)	(0.01)	-	-	-
Non-GAAP adjusted net (loss) income & diluted net (loss) income per share	$(20,744)	(16.2)%	$(0.99)	14,192	4.7%	$0.68

	Six Months Ended
	June 30, 2020		July 2, 2019
	$	%	Per Share	$	%	Per Share
Net (loss) income & diluted net (loss) income per share, as reported	$(33,217)	(8.7)%	$(1.66)	27,056	4.6%	$1.27
Impairment charge related to three restaurants (1)	12,009	3.1	0.60	-	-	-
Reserve for beer spoilage (1)	1,182	0.3	0.06	-	-	-
Tax effect – Impairment charge related to three restaurants (2)	(2,954)	(0.8)	(0.15)	-	-	-
Tax effect – Reserve for beer spoilage (2)	(291)	(0.1)	(0.01)	-	-	-
Non-GAAP adjusted net (loss) income & diluted net (loss) income per share	$(23,271)	(6.1)%	$(1.16)	27,056	4.6%	$1.27

Per share amounts and percentages reflected above may not reconcile due to rounding.
Percentages represent percent of total revenues.

(1)	Included in “Loss on disposal and impairment of assets” on the Consolidated Statements of (Loss) Income.
(2)	The tax effect is based on the Company’s annual effective tax rate of 24.6% for the six months ended June 30, 2020.

Restaurant Level Operating Margin
Restaurant level operating margin, a non-GAAP financial measure, is equal to the revenues generated by our restaurants less their direct operating costs which consist of cost of sales, labor and benefits, and occupancy and operating costs. This performance measure includes only the costs that restaurant level managers can directly control and excludes other operating costs that are essential to conduct the Company’s business, as detailed in the table below. Management uses restaurant level operating margin as a supplemental measure of restaurant performance. Management believes restaurant level operating margin is useful to investors in that it highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. Because other companies may calculate restaurant level operating margin differently than we do, restaurant level operating margin as presented herein may not be comparable to similarly titled measures reported by other companies.

A reconciliation of (loss) income from operations to restaurant level operating margin for the second quarter ended June 30, 2020 and July 2, 2019 is set forth below:

Supplemental Financial Information – Restaurant Level Operating Margin
(Unaudited, dollars in thousands)

	Second Quarter Ended				Six Months Ended
	June 30, 2020		July 2, 2019		June 30, 2020		July 2, 2019
(Loss) income from operations	$(45,733)	(35.7)%	$15,755	5.2%	$(53,438)	(14.0)%	$29,540	5.0%
General and administrative	14,472	11.3	15,985	5.3	26,080	6.8	32,881	5.6
Depreciation and amortization	18,353	14.3	17,839	5.9	36,698	9.6	35,481	6.0
Restaurant opening	152	0.1	610	0.2	695	0.2	1,058	0.2
Loss on disposal and impairment of assets	11,420	8.9	1,042	0.3	14,325	3.7	2,687	0.5
Restaurant level operating margin	$(1,336)	(1.0)%	$51,231	17.0%	$24,360	6.4%	$101,647	17.2%

Percentages above represent percent of total revenues and may not reconcile due to rounding.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”)

Adjusted EBITDA is a non-GAAP financial measure that represents the sum of net (loss) income, interest expense, income tax (benefit) expense, depreciation and amortization, stock-based compensation expense, other expense (income), and loss on disposal and impairment of assets detailed within the reconciliation below. Management uses Adjusted EBITDA as a supplemental measure of our performance. Management believes these measures are useful to investors in that they highlight cash flow and trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures. Because other companies may calculate these measures differently than we do, Adjusted EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.

Supplemental Financial Information – Net (Loss) Income to Adjusted EBITDA
(Unaudited, dollars in thousands)

	Second Quarter Ended				Six Months Ended
	June 30, 2020		July 2, 2019		June 30, 2020		July 2, 2019
Net (loss) income	$(28,950)	(22.6)%	$14,192	4.7%	$(33,217)	(8.7)%	$27,056	4.6%
Interest expense, net	1,942	1.5	1,066	0.4	3,413	0.9	2,136	0.4
Income tax (benefit) expense	(17,064)	(13.3)	638	0.2	(23,678)	(6.2)	1,586	0.3
Depreciation and amortization	18,353	14.3	17,839	5.9	36,698	9.6	35,481	6.0
Stock-based compensation expense	2,239	1.7	2,295	0.8	3,783	1.0	4,379	0.7
Other (income) expense, net	(1,661)	(1.3)	(141)	-	44	-	(1,238)	(0.2)
Loss on disposal and impairment of assets	11,420	8.9	1,042	0.3	14,325	3.7	2,687	0.5
Adjusted EBITDA	$(13,721)	(10.7)%	$36,931	12.3%	$1,368	0.4%	$72,087	12.2%

Percentages above represent percent of total revenues and may not reconcile due to rounding.